HF Sinclair Corporation Announces Voluntary Leave by CEO

2026-02-18

DALLAS --(BUSINESS WIRE) -- HF Sinclair Corporation (NYSE and NYSE Texas: DINO) (the “Company” or “HF Sinclair”) today announced that, on February 17, 2026, the Board of Directors of HF Sinclair (the “Board”) received a request from Mr. Tim Go, the Company’s Chief Executive Officer and President, and a member of the Board, to take a voluntary leave of absence from his duties. The Board has accepted the request and, in a special meeting, elected the current Chairperson of the Board, Mr. Franklin Myers, as Chief Executive Officer and President of the Company on a temporary basis. The Board has directed the Nominating, Governance and Social Responsibility Committee of the Board to commence a process to determine what future actions, whether interim or otherwise, should be taken in relation to the position of Chief Executive Officer and President.

As separately announced today in the Company’s earnings press release, the Audit Committee of the Board is assessing certain matters relating to the Company’s disclosure processes. The Audit Committee and all other parties are working diligently to complete this review as soon as possible. The Company is issuing earnings for 2025, on an unaudited basis, this morning. The Company will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) following completion of the audit process. At the present time, the Company expects that it will be able to timely file its Form 10-K.

About HF Sinclair Corporation
HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,700 branded stations and licenses the use of the Sinclair brand to more than 350 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

Forward-Looking Statements
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company’s future plans and objectives. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, information under review by the Audit Committee of the Board and its assessment of the Company’s disclosure processes, the ability of the Company’s outside accountants to complete their audit of the Company’s financial statements on a timely basis and various corporate, tax, regulatory and other considerations. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HF Sinclair Corporation

Craig Biery, 214-954-6510
Vice President, Investor Relations

or

Trey Schonter, 214-954-6510
Sr. Manager, Investor Relations

Source: HF Sinclair Corporation